Exhibit 99.1

News Release

Nucor Reports Results for the Third Quarter of 2025

Third Quarter of 2025 Highlights

•	Net earnings attributable to Nucor stockholders of $607 million, or $2.63 per diluted share

•	Net sales of $8.52 billion

•	Net earnings before noncontrolling interests of $683 million; EBITDA of $1.27 billion

CHARLOTTE, N.C. – October 27, 2025 - Nucor Corporation (NYSE: NUE) today announced consolidated net earnings attributable to Nucor stockholders of $607 million, or $2.63 per diluted share, for the third quarter of 2025. By comparison, Nucor reported consolidated net earnings attributable to Nucor stockholders of $603 million, or $2.60 per diluted share, for the second quarter of 2025 and $250 million, or $1.05 per diluted share, for the third quarter of 2024.

“We continue to execute on Nucor’s strategy of growing our core steelmaking capabilities, while expanding into downstream, steel-adjacent businesses,” said Leon Topalian, Nucor’s Chair, President and Chief Executive Officer. “During the third quarter, we began ramping up production at two recently completed bar mill projects, advanced our sheet steel production and coating projects, and commenced pole production at our Alabama Towers & Structures facility. Throughout a period of capital investment, Nucor continues to have the strongest balance sheet of any major steel producer in North America and has returned nearly $1 billion to shareholders year-to-date, representing more than 70% of net earnings through the third quarter.”

Earnings (loss) before income taxes and noncontrolling interests by segment (in millions)

	Three Months (13 Weeks) Ended			Nine Months (39 Weeks) Ended
	October 4, 2025	July 5, 2025	September 28, 2024	October 4, 2025	September 28, 2024
Steel mills	$793	$843	$309	$1,867	$2,057
Steel products	319	392	314	999	1,267
Raw materials	43	57	(66)	129	(17)
Corporate/eliminations	(272)	(393)	(168)	(928)	(795)

	$883	$899	$389	$2,067	$2,512

Analysis of Third Quarter of 2025 Results Compared to the Second Quarter of 2025

Earnings in the steel mills segment decreased in the third quarter of 2025 primarily due to slightly lower volumes coupled with margin compression. The decrease in the steel products segment’s earnings in the third quarter was due to higher average costs per ton on stable average realized pricing and moderately higher volumes. The raw materials segment had lower earnings in the third quarter of 2025 primarily due to lower realized pricing in our direct reduced iron and scrap processing operations.

Third quarter of 2025 consolidated net earnings attributable to Nucor stockholders was positively impacted by lower profit elimination related to intracompany sales and a decrease in the amount of earnings attributable to noncontrolling interests.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

Financial Strength

At the end of the third quarter of 2025, Nucor had $2.75 billion in cash and cash equivalents and short-term investments on hand. The Company’s $2.25 billion revolving credit facility remains undrawn and does not expire until March 2030. The Company continues to have the strongest credit ratings in the North American steel sector (A-/A-/A3) with stable outlooks at Standard & Poor’s, Fitch Ratings and Moody’s, respectively. During September 2025, Moody’s upgraded Nucor’s long-term credit ratings to A3 from Baa1 with a stable outlook.

Commitment to Returning Capital to Stockholders

During the third quarter of 2025, Nucor repurchased approximately 0.7 million shares of its common stock at an average price of $140.46 per share (approximately 4.8 million shares during the first nine months of 2025 at an average price of $126.26 per share). As of October 4, 2025, Nucor had approximately $506 million remaining authorized and available for repurchases under its share repurchase program. This share repurchase authorization is discretionary and has no scheduled expiration date.

On September 4, 2025, Nucor’s Board of Directors declared a cash dividend of $0.55 per share. This cash dividend is payable on November 10, 2025, to stockholders of record as of September 30, 2025 and is Nucor’s 210th consecutive quarterly cash dividend.

Fourth Quarter of 2025 Outlook Compared to the Third Quarter of 2025

We expect earnings in the fourth quarter of 2025 to be lower than the third quarter of 2025. In the steel mills segment, the expected decrease is primarily due to lower overall volumes, along with lower average selling prices in our sheet mills. In the steel products segment, the expected decrease is mainly due to lower volumes. In the raw materials segment, the expected decrease is due to lower realized pricing as well as planned outages at our direct reduced iron facilities.

Earnings Conference Call

An earnings call is scheduled for October 28, 2025 at 10:00 a.m. Eastern Time to review Nucor’s third quarter of 2025 financial results and provide a business update. The call can be accessed via webcast from the Investor Relations section of Nucor’s website (nucor.com/investors). A presentation with supplemental information to accompany the call has been posted to Nucor’s Investor Relations website. A playback of the webcast will be posted to the same site within one day of the live event.

About Nucor

Nucor and its affiliates are manufacturers of steel and steel products, with operating facilities in the United States, Canada and Mexico. Products produced include: carbon and alloy steel — in bars, beams, sheet and plate; hollow structural section tubing; electrical conduit; steel racking; steel piling; steel joists and joist girders; steel deck; fabricated concrete reinforcing steel; cold finished steel; precision castings; steel fasteners; metal building systems; insulated metal panels; overhead doors; steel grating; wire and wire mesh; and utility structures. Nucor, through The David J. Joseph Company and its affiliates, also brokers ferrous and nonferrous metals, pig iron and hot briquetted iron / direct reduced iron; supplies ferro-alloys; and processes ferrous and nonferrous scrap. Nucor is North America’s largest recycler.

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

Non-GAAP Financial Measures

The Company uses certain non-GAAP (Generally Accepted Accounting Principles) financial measures in this news release, including EBITDA. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable financial measure calculated and presented in accordance with GAAP.

We define EBITDA as net earnings before noncontrolling interests, adding back the following items: interest expense (income), net; provision for income taxes; losses and impairments of assets; depreciation; and amortization. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents the non-GAAP financial measure of EBITDA in this news release because it considers it to be an important supplemental measure of performance. Management believes that this non-GAAP financial measure provides additional insight for analysts and investors evaluating the Company’s financial and operational performance by providing a consistent basis of comparison across periods.

Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. The words “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: (1) competitive pressure on sales and pricing, including pressure from imports and substitute materials; (2) U.S. and foreign trade policies affecting steel imports or exports; (3) the sensitivity of the results of our operations to general market conditions, and in particular, prevailing market steel prices and changes in the supply and cost of raw materials, including pig iron, iron ore and scrap steel; (4) the availability and cost of electricity and natural gas, which could negatively affect our cost of steel production or result in a delay or cancellation of existing or future drilling within our natural gas drilling programs; (5) critical equipment failures and business interruptions; (6) market demand for steel products, which, in the case of many of our products, is driven by the level of nonresidential construction activity in the United States; (7) impairment in the recorded value of inventory, equity investments, fixed assets, goodwill or other long-lived assets; (8) uncertainties and volatility surrounding the global economy, including excess world capacity for steel production, inflation and interest rate changes; (9) fluctuations in currency conversion rates; (10) significant changes in laws or government regulations affecting environmental compliance, including legislation and regulations that result in greater regulation of greenhouse gas emissions that could increase our energy costs, capital expenditures and operating costs or cause one or more of our permits to be revoked or make it more difficult to obtain permit modifications; (11) the cyclical nature of the steel industry; (12) capital investments and their impact on our performance; (13) our safety performance; (14) our ability to

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

integrate businesses we acquire; and (15) the impact of any pandemic or public health situation. These and other factors are discussed in Nucor’s regulatory filings with the United States Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of Nucor’s Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements contained in this news release speak only as of this date, and Nucor does not assume any obligation to update them, except as may be required by applicable law.

Contact Information

For Investor/Analyst Inquiries –

Chris Jacobi, chris.jacobi@nucor.com, or Paul Donnelly, paul.donnelly@nucor.com

For Media Inquiries –

Katherine Miller, katherine.miller@nucor.com

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

Consolidated Financial Statements

Condensed Consolidated Statements of Earnings (Unaudited)

(In millions, except per share data)

	Three Months (13 Weeks) Ended			Nine Months (39 Weeks) Ended
	October 4, 2025	July 5, 2025	September 28, 2024	October 4, 2025	September 28, 2024
Net sales	$8,521	$8,456	$7,444	$24,807	$23,658

Costs, expenses and other:
Cost of products sold	7,333	7,233	6,686	21,791	20,183
Marketing, administrative and other expenses	300	304	244	885	883
Equity in earnings of unconsolidated affiliates	(10)	(10)	(5)	(24)	(24)
Losses and impairments of assets	—	11	123	40	137
Interest expense (income), net	15	19	7	48	(33)

	7,638	7,557	7,055	22,740	21,146
Earnings before income taxes and noncontrolling interests	883	899	389	2,067	2,512
Provision for income taxes	200	193	86	452	538

Net earnings before noncontrolling interests	683	706	303	1,615	1,974
Earnings attributable to noncontrolling interests	76	103	53	249	234

Net earnings attributable to Nucor stockholders	$607	$603	$250	$1,366	$1,740

Net earnings per share:
Basic	$2.63	$2.60	$1.05	$5.89	$7.23
Diluted	$2.63	$2.60	$1.05	$5.88	$7.22
Average shares outstanding:
Basic	229.9	230.6	236.5	231.1	239.7
Diluted	230.2	230.8	236.8	231.4	239.8

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

Condensed Consolidated Balance Sheets (Unaudited)

(In millions)

	October 4, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,221	$3,558
Short-term investments	524	581
Accounts receivable, net	3,288	2,675
Inventories, net	5,393	5,106
Other current assets	382	555

Total current assets	11,808	12,475
Property, plant and equipment, net	14,821	13,243
Goodwill	4,294	4,288
Other intangible assets, net	2,943	3,134
Other assets	910	800

Total assets	$34,776	$33,940

LIABILITIES
Current liabilities:
Short-term debt	$136	$225
Current portion of long-term debt and finance lease obligations	31	1,042
Accounts payable	2,145	1,832
Salaries, wages and related accruals	899	903
Accrued expenses and other current liabilities	1,046	975

Total current liabilities	4,257	4,977
Long-term debt and finance lease obligations due after one year	6,686	5,683
Deferred credits and other liabilities	1,902	1,863

Total liabilities	12,845	12,523

Commitments and contingencies
EQUITY
Nucor stockholders’ equity:
Common stock	152	152
Additional paid-in capital	2,233	2,223
Retained earnings	31,255	30,271
Accumulated other comprehensive loss, net of income taxes	(189)	(208)
Treasury stock	(12,681)	(12,144)

Total Nucor stockholders’ equity	20,770	20,294
Noncontrolling interests	1,161	1,123

Total equity	21,931	21,417

Total liabilities and equity	$34,776	$33,940

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Nine Months (39 Weeks) Ended
	October 4, 2025	September 28, 2024
Operating activities:
Net earnings before noncontrolling interests	$1,615	$1,974
Adjustments:
Depreciation	910	809
Amortization	191	189
Impairment of assets	20	137
Stock-based compensation	102	114
Deferred income taxes	2	(92)
Distributions from affiliates	6	8
Equity in earnings of unconsolidated affiliates	(24)	(24)
Changes in assets and liabilities (exclusive of acquisitions and dispositions):
Accounts receivable	(614)	47
Inventories	(295)	496
Accounts payable	296	(207)
Federal income taxes	177	17
Salaries, wages and related accruals	20	(314)
Other operating activities	29	92

Cash provided by operating activities	2,435	3,246

Investing activities:
Capital expenditures	(2,620)	(2,294)
Investment in and advances to affiliates	(1)	—
Sale of business	—	1
Disposition of plant and equipment	42	12
Acquisitions (net of cash acquired)	—	(672)
Purchases of investments	(872)	(1,037)
Proceeds from the sale of investments	938	1,210
Other investing activities	4	10

Cash used in investing activities	(2,509)	(2,770)

Financing activities:
Net change in short-term debt	(89)	95
Repayment of long-term debt	(1,012)	(5)
Bond issuance costs	(9)	—
Proceeds from issuance of long-term debt, net of discount	997	—
Proceeds from exercise of stock options	1	3
Payment of tax withholdings on certain stock-based compensation	(32)	(50)
Distributions to noncontrolling interests	(231)	(333)
Cash dividends	(385)	(394)
Acquisition of treasury stock	(600)	(1,901)
Proceeds from government incentives	77	—
Other financing activities	14	(12)

Cash used in financing activities	(1,269)	(2,597)

Effect of exchange rate changes on cash	6	(3)

Decrease in cash and cash equivalents	(1,337)	(2,124)
Cash and cash equivalents - beginning of year	3,558	6,387

Cash and cash equivalents - end of nine months	$2,221	$4,263

Non-cash investing activity:
Change in accrued plant and equipment purchases	$14	$70

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

Select Financial and Operational Data

(Dollars in millions, tons in thousands, per unit amounts as noted)

	Three Months (13 Weeks) Ended					Nine Months (39 Weeks) Ended
	Oct. 4, 2025	July 5, 2025	% Change	Sep. 28, 2024	Year Ago % Change	Oct. 4, 2025	Sep. 28, 2024	% Change
Consolidated Financial & Operational Data
Net Sales	$8,521	$8,456	1%	$7,444	14%	$24,807	$23,658	5%
External Average Sales Price per Ton	$1,258	$1,240	1%	$1,201	5%	$1,215	$1,265	-4%
Sales Tons to External Customers	6,774	6,820	-1%	6,196	9%	20,424	18,709	9%
Pre-Operating & Start-Up Costs	$103	$136	-24%	$168	-39%	$408	$430	-5%
Pre-Operating & Start-Up Costs per Diluted Share	$0.34	$0.45		$0.54		$1.34	$1.36
Number of Days in Period	91	91		91		277	272
Steel Mills Segment Data
Total Shipments	6,428	6,474	-1%	5,719	12%	19,365	17,476	11%
Sales Tons to External Customers	4,976	5,044	-1%	4,607	8%	15,246	13,900	10%
Percentage of Sales to Internal Customers	23%	22%		19%		21%	20%
External Average Sales Price per Ton	$1,038	$1,041	—	$967	7%	$1,005	$1,042	-4%
Average Scrap/Scrap Substitute Cost per Gross Ton	$391	$403	-3%	$378	3%	$396	$399	-1%
Utilization	85%	85%		75%		83%	77%
Steel Products Segment Data
Sales Tons to External Customers	1,183	1,141	4%	1,011	17%	3,372	3,050	11%
Average Sales Price per Ton	$2,358	$2,331	1%	$2,469	-4%	$2,329	$2,530	-8%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

Tonnage Data (in thousands)	Three Months (13 Weeks) Ended					Nine Months (39 Weeks) Ended
	Oct. 4, 2025	July 5, 2025	% Change	Sep. 28, 2024	Year Ago % Change	Oct. 4, 2025	Sep. 28, 2024	% Change
Steel mills total shipments:
Sheet	3,030	3,057	-1%	2,837	7%	9,068	8,680	4%
Bars	2,190	2,148	2%	1,926	14%	6,628	5,843	13%
Structural	595	635	-6%	493	21%	1,807	1,555	16%
Plate	594	606	-2%	435	37%	1,777	1,295	37%
Other	19	28	-32%	28	-32%	85	103	-17%

	6,428	6,474	-1%	5,719	12%	19,365	17,476	11%

Sales tons to outside customers:
Steel mills	4,976	5,044	-1%	4,607	8%	15,246	13,900	10%
Joist and deck	254	217	17%	169	50%	653	534	22%
Rebar fabrication products	356	306	16%	278	28%	909	781	16%
Tubular products	206	243	-15%	213	-3%	719	635	13%
Building Systems	62	64	-3%	60	3%	174	181	-4%
Other steel products	305	311	-2%	291	5%	917	919	0%
Raw materials	615	635	-3%	578	6%	1,806	1,759	3%

	6,774	6,820	-1%	6,196	9%	20,424	18,709	9%

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com

Nucor Reports Results for the Third Quarter of 2025 (Continued)

Non-GAAP Financial Measures

Reconciliation of EBITDA (Unaudited)

(In millions)

	Three Months (13 Weeks) Ended			Nine Months (39 Weeks) Ended
	Oct. 4, 2025	July 5, 2025	Sept. 28, 2024	Oct. 4, 2025	Sept. 28, 2024
Net earnings before noncontrolling interests	$683	$706	$303	$1,615	$1,974
Depreciation	304	303	281	910	809
Amortization	63	63	69	191	189
Losses and impairments of assets	—	11	123	40	137
Interest expense (income), net	15	19	7	48	(33)
Provision for income taxes	200	193	86	452	538

EBITDA	$1,265	$1,295	$869	$3,256	$3,614

Nucor Executive Offices: 1915 Rexford Road, Charlotte, North Carolina 28211

Phone 704-366-7000 Fax 704-362-4208 www.nucor.com